As filed with the Securities and Exchange Commission on May 1, 2008

Registration No. 333-150465

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Post-Effective

Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE RYLAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

24025 Park Sorrento
Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

THE RYLAND GROUP, INC. 2008 EQUITY INCENTIVE PLAN

(Full title of plan)

Timothy J. Geckle

Senior Vice President, General Counsel and Secretary

The Ryland Group, Inc.

24025 Park Sorrento, Suite 400

Calabasas, California 91302

818-223-7500

(Name, address and telephone

number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  (Check one:)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

EXPLANATORY NOTE

The Ryland Group, Inc., a Maryland corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 to correct typographical errors in the consent of Ernst & Young LLP, the Registrant’s independent registered public accounting firm originally attached as Exhibit 23.2 to the Registration Statement on Form S-8 filed on April 25, 2008. This Post-Effective Amendment does not otherwise update or amend any exhibits to or disclosure set forth in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 1st day of May, 2008.

THE RYLAND GROUP, INC.

By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	R. Chad Dreier	May 1, 2008
/s/ R. Chad Dreier	Chairman of the Board, President and
R. Chad Dreier	Chief Executive Officer
(Principal Executive Officer)

	Gordon A. Milne	May 1, 2008
/s/ Gordon A. Milne	Executive Vice President and
Gordon A. Milne	Chief Financial Officer
(Principal Financial Officer)

	David L. Fristoe	May 1, 2008
/s/ David L. Fristoe	Senior Vice President, Controller and
David L. Fristoe	Chief Accounting Officer
(Principal Accounting Officer)

A majority of the Board of Directors:

Leslie M. Frécon, Roland A. Hernandez, William L. Jews, Ned Mansour, Robert E. Mellor, Norman J. Metcalfe and Charlotte St. Martin

/s/ Timothy J. Geckle	As Attorney-in-Fact	May 1, 2008
Timothy J. Geckle

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	The Ryland Group, Inc. Articles of Restatement (incorporated by reference from Form 10-Q for the quarter ended March 31, 2005)

4.2	By-laws of The Ryland Group, Inc., as amended (incorporated by reference from Form 10-K for the year ended December 31, 1996)

5.1**	Opinion of Timothy J. Geckle, counsel for The Ryland Group, Inc., regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

10.1**	The Ryland Group, Inc. 2008 Equity Incentive Plan

23.1**	Consent of Counsel (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1**	Powers of Attorney

------------

* Filed herewith.

** Previously filed